Exhibit 5.1

                             OPINION AS TO LEGALITY

                               ANDREW T. COLDICUTT
                                 ATTORNEY AT LAW
                              3113 GOLDSMITH STREET
                              SAN DIEGO, CA, 92106
                                Ph: 619-228-4970
                             Facsimile: 619-546-0843
                       Email: Andrew.Coldicutt@Hotmail.com

October 16, 2008

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

     Re: Ares Ventures Corp.

Dear Ladies and Gentlemen,

I have acted as special counsel to Ares Ventures Corp. (the "Company") a Nevada corporation for the limited purpose of rendering this opinion in connection with the registration (pursuant to the Registration Statement on Form S-1) and proposed sale of 3,000,000 shares of common stock (the "Common Stock") at $0.02 per share pursuant to a resolution of the Board of Directors authorizing such issuance.

As special counsel for the Company, I have examined the Company's certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof.

I have also, as counsel for the Company, examined the Registration Statement of the Company on Form S-1, covering the registration under the Securities Act of 1933 of 3,000,000 shares (the "Registered Shares") of the Company's common stock to be offered by the Company on a self-underwritten, best efforts, all or none basis.

This  opinion   includes  my  opinion  on  Nevada  Law   including   the  Nevada
Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

     1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

     2. The Company has an authorized capitalization of 75,000,000 shares of Common Stock, at $0.001 par value and no shares of Preferred Stock.

     3. The Shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada.

     4. The 3,000,000 shares of Common Stock offered in the S-1 Registration Statement, when issued, shall be duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada (NVCL).

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to the use of my opinion as herein set forth as an exhibit to the S-1
Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus forming a part of the S-1 Registration Statement. In giving this consent, I do not hereby admit that I come within the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder of Item 509 of Regulation S-K.

Very Truly Yours,



/s/ Andrew T. Coldicutt, Esquire
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Andrew T. Coldicutt, Esquire